UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2014

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-2313	SOUTHERN CALIFORNIA EDISON COMPANY	California	95-1240335

2244 Walnut Grove Avenue (P.O. Box 800) Rosemead, California 91770 (Address of principal executive offices)
(626) 302-1212 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 24, 2014, the Board of Directors of Southern California Edison Company (“SCE”) elected Connie J. Erickson to serve as Vice President and Controller of SCE, effective upon commencement of her employment with SCE, which is expected to be May 19, 2014.  Ms. Erickson, age 48, has served as Comptroller of Southern Company’s Florida-based subsidiary, Gulf Power Company, since 2006.

Ms. Erickson will succeed Mark C. Clarke, who will resign as Vice President and Controller of SCE upon commencement of Ms. Erickson’s employment with SCE. Mr. Clarke will continue to serve as Vice President and Controller of Edison International, SCE's parent company.

SCE issued a press release on May 5, 2014 announcing the election of Ms. Erickson.  A copy of the press release is attached as Exhibit 99.1 hereto.

There is no arrangement or understanding between Ms. Erickson and any other person pursuant to which she was elected as an officer of SCE.   Ms. Erickson does not have any relationship or related transaction with SCE that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

See the Exhibit Index below.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CALIFORNIA EDISON COMPANY
(Registrant)

/s/ Barbara E. Mathews
Barbara E. Mathews
Vice President, Associate General Counsel, Chief Governance Officer and Corporate Secretary

Date: May 6, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	SCE Press Release, dated May 5, 2014.